UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2007

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	No. 36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11533 Franklin Avenue, 2nd Floor
Franklin Park, Illinois 60131
 (Address of principal executive offices including Zip Code)

(630) 562-5550
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 1.01 – Entry into a Material Definitive Agreement

On July 20, 2007, M-Wave, Inc. (the “Company”) entered into an Asset Purchase Agreement for the sale of the Company’s current business operations, by and among the Company, M-Wave International, LLC, an Illinois limited liability company (the “Purchaser”), Joseph Turek, and Robert Duke.  The Purchaser is a company formed by Joseph Turek, the Company’s Chairman and Chief Operating Officer and Robert Duke, the President of the Company’s Electro-Mechanical Group division.

In accordance with the terms of the Asset Purchase Agreement, the Purchaser will acquire substantially all of the assets and will assume substantially all of the liabilities of the Company related to its current business operations.  As consideration for the acquisition, the Purchaser will deliver to the Company 300,000 shares of the Company’s common stock that are currently owned by Mr. Turek.  In addition, if the net working capital of the sold business exceeds $770,000 at the closing of the acquisition, the Purchaser will be required to deliver to the Company additional shares of the Company’s common stock, which shares will be valued at $3.00 per share for such purpose.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Item 8.01 – Other Items.

On July 20, 2007, the Company issued a press release in connection with the Asset Purchase Agreement. A copy of such press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated July 20, 2007, by and among M-Wave, Inc., M-Wave International, LLC, Joseph Turek, and Robert Duke*
99.1	Press Release of M-Wave, Inc. dated July 20, 2007*
*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M-WAVE, INC.

Date: July 20, 2007	By:	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated July 20, 2007, by and among M-Wave, Inc., M-Wave International, LLC, Joseph Turek, and Robert Duke*
99.1	Press Release of M-Wave, Inc. dated July 20, 2007*
*	Filed herewith.

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